UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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Ramaco Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (this “Amended Proxy Statement”) amends and restates in its entirety the Definitive Proxy Statement on Schedule 14A of Ramaco Resources, Inc. that was originally filed with the Securities and Exchange Commission on April 29, 2020 (the “Original Proxy Statement”). This Amended Proxy Statement is being filed to (i) correct the date on which we ceased to be a “controlled company” within the meaning of the NASDAQ corporate governance requirements, as discussed under the section entitled “Corporate Governance—Director Independence” below, (ii) correct statements on pages 8 and 27 to indicate that Richard M. Whiting is the Chairman of the Audit Committee and the Audit Committee Financial Expert and (iii) correct other minor errors.

You should read this Amended Proxy Statement in its entirety and in place of the Original Proxy Statement. We will print and distribute to our stockholders this Amended Proxy Statement for consideration in lieu of the Original Proxy Statement.

Ramaco Resources, Inc.

Notice of Annual Meeting of Shareholders

to be held on June 26, 2020

and Proxy Statement

May 8, 2020

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting, which is scheduled to be held on June 26, 2020, at 1:30 p.m. Eastern Time. In light of COVID‑19 (Coronavirus), the annual shareholder meeting will be completely virtual. You may attend the meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/METC2020. You will need the 16‑digit control number that is printed in the box marked by the arrow on your proxy card to enter the meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

As explained in the enclosed Amended Proxy Statement, at this year’s meeting you will be asked to vote for the election of ten directors.

Your vote is very important to us – participate in the future of Ramaco Resources and exercise your shareholder right by voting your shares right away.

Only shareholders of record at the close of business on April 27, 2020, or their proxy holders, may vote at the meeting. Attendance at the meeting is limited to shareholders or their proxy holders and Ramaco Resources guests. Only our shareholders or their valid proxy holders may address the meeting.

Please review the proxy card for the instructions on how you can vote your shares over the internet, by telephone or by mail. It is important that all Ramaco Resources shareholders, regardless of the number of shares owned, participate in the affairs of the Company.

Thank you for your continued interest in Ramaco Resources.

Sincerely,

Randall W. Atkins Executive Chairman and Chairman of the Board	Michael D. Bauersachs President and Chief Executive Officer

2020 Proxy Statement

i

ii

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of Ramaco Resources, Inc. (herein referred to as the “Company,” “Ramaco Resources,” “us,” “our,” and “we”). This is your notice for the meeting. In light of COVID‑19 (Coronavirus), the 2020 Annual Meeting of Shareholders will be conducted solely virtually, on the below date and time, via live audio webcast. You or your proxyholder may participate, vote, and examine our stocklist at the Annual Meeting by visiting www.virtualshareholdermeeting.com/METC2020 and using your 16‑digit control number.

TIME AND DATE

1:30 p.m. Eastern Time on June 26, 2020 (“Annual Meeting”).

LOCATION

www.virtualshareholdermeeting.com/METC2020

ITEMS OF BUSINESS

•	To elect the ten nominees named in the Amended Proxy Statement as directors to hold office until the 2021 Annual Meeting of Shareholders; and
•	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE

Shareholders of record at the close of business on April 27, 2020 are entitled to vote on the matters presented at the Annual Meeting.

PROXY VOTING

Our Board of Directors is soliciting proxies to be voted at the Annual Meeting of Shareholders. Each share entitles the holder to one vote. You may vote either by attending the virtual meeting online or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 1 of the Amended Proxy Statement that follows. Whether or not you plan to attend the virtual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet at http://www.proxyvote.com or by telephone, or, if you requested paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the meeting regardless of whether you attend the virtual meeting.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Amended Proxy Statement and Annual Report on Form 10‑K for the year ended December 31, 2019 to you online with paper copies available, free of charge, upon request. On or about April 29, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our shareholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

Sincerely,

Randall W. Atkins
Executive Chairman and Chairman of the Board of Directors

May 8, 2020

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on June 26, 2020:

The notice of Annual Meeting of Shareholders,  Amended Proxy Statement and 2019 Annual Report to Shareholders

are available electronically at www.proxyvote.com

2020 Proxy Statement

RAMACO RESOURCES, INC.

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(859) 244‑7455

Amended Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

Where is the Annual Meeting?

The Annual Meeting will be completely virtual. Shareholders can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/METC2020.

Why is the Annual Meeting a virtual meeting?

We have decided to hold our Annual Meeting virtually due to COVID‑19 (Coronavirus); we are sensitive to the public health and travel concerns of our shareholders and employees and the protocols that federal, state and local governments may impose. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

On what am I voting?

Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval
Item 1: Election of directors	Page 4	FOR each nominee	Do not count	Do not count	Plurality of votes cast

Who may vote?

Shareholders recorded in our stock register at the close of business on April 27, 2020 may vote at the meeting. As of that date, there were 42,713,347 shares of our common stock outstanding.

How many votes do I have?

You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

Our proxy materials are available to shareholders on the Internet and by mail.  You may read, print and download our 2019 Annual Report on Form 10‑K,  Amended Proxy Statement and proxy card at http://www.proxyvote.com. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your shares by the Internet at http://www.proxyvote.com, by regular mail or by attending the virtual meeting. Each of these voting options is described in the Notice of Availability of Proxy Materials (the “Notice of Availability” or “Notice”) and the proxy card.

To ensure that your vote is counted at the meeting, regardless of whether you plan to attend the meeting virtually, you should vote by using the Internet voting option on your proxy card or mailing in your proxy card to Ramaco Resources’ address shown above. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the board of directors (the “Board” or “Board of Directors”). If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted per your instructions.

What are the Board of Director’s recommendations?

The Board of Director’s recommendations are set forth together with the description of each item in this Amended Proxy Statement. In summary, the Board of Directors and the Audit Committee recommend a vote as follows:

•	FOR the election of the ten nominees named in this Amended Proxy Statement as directors.

If any other matters properly come before the Annual Meeting, we will vote the shares in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•	submitting a new proxy card with a later date;
•	voting at the virtual meeting; or
•	giving written notice to the Corporate Secretary at Ramaco Resources’ address shown above.

Will my shares be voted if I do not provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. However, the proposal to elect directors is not considered routine. As a result, no broker may vote your shares on the proposal to elect directors without your specific instructions.

How do I attend the virtual meeting?

To attend and participate in the Annual Meeting, shareholders will need to access the live audio webcast of the meeting. To do so, shareholders of record will need to visit www.virtualshareholdermeeting.com/METC2020 and use their 16‑digit Control Number provided in the Notice to log in to the website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage shareholders to log in to this website and access the webcast at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the voting power of all of the outstanding shares of stock entitled to vote as of the record date must be represented at the meeting, either by proxy or by joining the virtual meeting. Shares of common stock owned by Ramaco Resources are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve the proposal to elect directors?

Under our bylaws, directors are elected by a plurality of the votes cast at the meeting. This means that the ten directors who receive the most “for” votes are elected. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Item 1: Election of Directors.”

Who conducts the proxy solicitation and how much will it cost?

Ramaco Resources is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies. We can request proxies through the mail or by telephone, fax or Internet. We can use directors, officers and other employees of Ramaco Resources to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Directors

Each of our directors will be elected at this year’s meeting to a one-year term expiring at the Annual Meeting of Shareholders in 2021.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority.

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company.

Pursuant to the Shareholders’ Agreement (as described below), Yorktown and ECP (each as defined below) are entitled to appoint three directors and two directors, respectively, to the Board of Directors.  Each of Yorktown and ECP has determined to nominate two directors for election at the Annual Meeting.  Yorktown’s nominees are Bryan H. Lawrence and Peter Leidel, and ECP’s nominees are Tyler Reeder and Trent Kososki.

The ten nominees for election at the Annual  Meeting are listed below.

RANDALL W. ATKINS

Randall W. Atkins, age 67, has served as our Executive Chairman and Chairman of our Board of Directors since August 2015. Mr. Atkins also served as our Chief Financial Officer from July 2018 to May 2019. Mr. Atkins has been involved in energy related investment and financing activity for over 35 years. He also has served as Chairman and Chief Executive Officer of Ramaco Coal, LLC from 2011 to present. Prior to the formation of Ramaco, Mr. Atkins was a banker at J.P. Morgan and had worked in various investment banking and private equity positions in the mining and energy fields. Mr. Atkins is the Vice Chairman and on the Executive Committee and Board of Directors of the National Coal Council. He is also both a Director and on the Executive Committee of the National Mining Association (“NMA”). He began his career at Ashland Oil, Inc. Mr. Atkins holds a B.A. degree from Duke University and a J.D. degree from Washington & Lee University School of Law.

We believe that Mr. Atkins’s considerable financial and energy investment experience brings important and valuable skills to the Board of Directors and qualifies him to serve on our Board of Directors.

Non-Independent Director Nominee Executive Chairman Committees: Compensation

MICHAEL D. BAUERSACHS

Michael D. Bauersachs, age 55, has served as our President and Chief Executive Officer and director since August 2015. Mr. Bauersachs has over 30 years of experience in the coal industry. He has also served as President and a director of Ramaco Coal, LLC from 2011 until present. Mr. Bauersachs has held previous senior positions at Trinity Coal, Massey Energy Company as Vice President of Planning, Arch Coal and Zeigler Coal Holding Company. His background has provided him with extensive experience in every major coal-producing region in the U.S. Mr. Bauersachs has a B.S. degree from Illinois College and received his M.B.A. from Southern Illinois University at Edwardsville.

We believe that Mr. Bauersachs’ extensive experience in the coal industry brings valuable strategic and analytical skills to the Board of Directors and qualifies him for service on our Board of Directors.

Non-Independent Director Nominee President and Chief Executive Officer Committees: None

C. LYNCH CHRISTIAN, III

C. Lynch Christian, III, age 68, has served as a member of our Board of Directors since June 2019. Mr. Christian has been involved in coal mining and coal land leasing and management since 1980 as an officer and director of Imperial Colliery Company and Milburn Colliery Company. Among other energy related businesses, Mr. Christian has experience as an officer and director of companies providing mining and hydraulic equipment, material crushing and handling equipment, conveyor design and installation and crane and rigging services. Prior to commencing work in the coal industry, Mr. Christian practiced energy law with the firm of Jackson & Kelly in Charleston, West Virginia. Mr. Christian is a graduate of the University of North Carolina and the Washington & Lee University School of Law.

We believe that Mr. Christian’s management experience and lengthy career in the Appalachian coal industry qualifies him for service on our Board of Directors.

Independent Director Nominee Committees: Audit Environmental, Health and Safety

BRUCE E. CRYDER

Bruce E. Cryder, age 73, has served as a member of our Board of Directors since June 2017. Mr. Cryder is a senior partner at Dentons US LLP, where he has practiced law since 1988. During his tenure at Dentons US LLP, he developed a practice serving primarily the coal industry. Prior to joining Dentons US LLP, Mr. Cryder was in-house counsel with Utah International, an assistant attorney general of Ohio for five years with responsibilities in the environmental and natural resources regulatory programs, and a Field Solicitor for the U.S. Department of the Interior. Mr. Cryder received a B.A. from Ohio University and a J.D. from Ohio State University. He is admitted to practice in Ohio, Kentucky, and the United States Supreme Court.

We believe that Mr. Cryder’s management experience and background in the coal industry, combined with his experience in advising on various legal matters, qualifies him for service on our Board of Directors.

Independent Director Nominee Committees: Audit Environmental, Health and Safety

PATRICK C. GRANEY, III

Patrick C. Graney, age 66, has served as a member of our Board of Directors since December 2016. Mr. Graney is currently a private investor. Previously, Mr. Graney founded and served as Chairman of the One Stop Convenience Store chain and was the President and CEO of Petroleum Products, Inc., a motor fuel and lubricant distribution company in West Virginia. Mr. Graney was elected to the Board of Truist Financial Corp. in October 2018. He also serves on the boards of several privately held companies in which he is an investor with operations in the West Virginia area. He was previously a Class B Director representing West Virginia to the Richmond Federal Reserve. Mr. Graney received a B.A. degree from The University of Virginia, and an M.B.A. from the Colgate Darden School at The University of Virginia.

We believe that Mr. Graney’s extensive leadership and financial experience brings valuable strategic and managerial skills to the Board of Directors and qualifies him to serve on our Board of Directors.

Independent Director Nominee Committees: Audit Compensation Environmental, Health and Safety

TRENT KOSOSKI

Trent Kososki, age 38, served as member of our Board of Directors from December 2016 until June 2019 and has again served as a member of our Board of Directors since November 2019. Mr. Kososki joined Energy Capital Partners in 2005 and has been a principal at the firm since 2014. From June 2004 until September 2005, Mr. Kososki worked at Credit Suisse First Boston in the Financial Sponsors Investment Banking Group. Mr. Kososki currently serves on the Board of Directors of ADA Carbon Solutions, LLC, Chieftain Sand and Proppant, LLC and Furie Operation Alaska, LLC and serves as a board observer to Cornucopia Oil & Gas Company, LLC, Sungevity, Inc. and Rimrock Midstream, LLC. Mr. Kososki received a B.S. in Electrical Engineering, with a minor in Economics, from Duke University.

We believe that Mr. Kososki’s extensive experience in finance and the energy industry qualifies him to serve on our Board of Directors.

Non-Independent Director Nominee Committees: None

BRYAN H. LAWRENCE

Bryan H. Lawrence, age 77, has served as a member of our Board of Directors since December 2016. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies engaged in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of publicly traded Hallador Energy Company and Star Group, L.P. and certain nonpublic companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

We believe that Mr. Lawrence’s wealth of industry-specific transactional skills and experience qualifies him to serve on our Board of Directors.

Non-Independent Director Nominee Committees: None

PETER LEIDEL

Peter Leidel, age 63, has served as a member of our Board of Directors since November 2019. Mr. Leidel is a founder and partner of Yorktown Partners LLC in New York City, which manages private equity partnerships with $5.0 billion of capital under management that invest in the energy industry. Mr. Leidel’s focus is on energy companies in a variety of different industries. Until 1997, the Yorktown partnerships were affiliated with the investment bank Dillon, Read & Co., Inc., where Mr. Leidel was a partner in the venture capital group and invested in a variety of private companies with a particular focus on energy investments. He was previously in corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office. Mr. Leidel is a director of University of Wisconsin Foundation, Extraction Oil & Gas, Inc., Carbon Energy Corporation, Mid-Con Energy Partners LP and the American Spectator Foundation, as well as several private energy companies. He served as an adjunct faculty member at the University of Pennsylvania’s School of Business, where he taught financial and managerial accounting. Mr. Leidel became a Certified Public Accountant in 1979. He received his B.B.A. with Honors from the University of Wisconsin and M.B.A. from the Wharton School at the University of Pennsylvania.

We believe that Mr. Leidel’s extensive experience in private equity and extensive leadership experience qualifies him to serve on our Board of Directors.

Non-Independent Director Nominee Committees: None

TYLER REEDER

Tyler Reeder, age 46, has served as a member of our Board of Directors since December 2016. Mr. Reeder joined Energy Capital Partners in 2006 and has been a partner of the firm since 2011. Mr. Reeder was previously with Power and Fuel Markets of Texas Genco, LLC and Orion Power Holdings, Inc. Before those positions, Mr. Reeder worked at Goldman, Sachs & Co. Mr. Reeder currently serves on the boards of ADA Carbon Solutions, LLC, Broad River Power Holdings, LLC, CE2 Carbon Capital, LLC, Empire Gen Holdings, Inc., Terra-Gen, LLC, Energy Solutions, Inc. and Granite Holdings, Inc. (parent company of Wheelabrator Technologies, Inc.). Mr. Reeder received a B.A. in Economics from Colgate University.

We believe that Mr. Reeder’s background in finance and private equity energy investing qualifies him to serve on our Board of Directors.

Non-Independent Director Nominee Committees: None

RICHARD M. WHITING

Richard M. Whiting, age 65, has served as a member of our Board of Directors since December 2016. Mr. Whiting most recently served as President of Kinder Morgan Resources LLC, and before that as President, Chief Executive Officer, and Director of Patriot Coal Corporation (“Patriot Coal”). Prior to the spin-off of Patriot Coal from Peabody Energy Corporation (“Peabody”), Mr. Whiting served in various positions at Peabody including Executive Vice President & Chief Marketing Officer, President & Chief Operating Officer and Director. Mr. Whiting has served as both a Director and on the Executive Committee of the NMA. He has also served as a Director of the National Coal Council and as a member of the Society of Mining Engineers Foundation Board of Trustees. Mr. Whiting holds a B.S. degree in Mining Engineering from West Virginia University.

We believe that Mr. Whiting’s business experience and leadership roles bring valuable strategic and analytical skills to the Board of Directors and qualify him for service.

Independent Director Nominee Committees: Audit Compensation Environmental, Health and Safety

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

CORPORATE GOVERNANCE

Criteria for Director Nominations

In assessing the qualifications of candidates for nomination as director, in addition to qualifications set forth in our bylaws, the Board considers whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties.

Although the Board is willing to consider candidates recommended by our shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our shareholders. The Board believes that a formal policy is not necessary or appropriate because of the small size of the Board and because the current Board already has a diversity of business background and industry experience. Our Board will consider director candidates recommended by shareholders who are highly qualified in terms of business experience and both willing and expressly interested in serving on the Board. Shareholders recommending candidates for consideration should send their recommendations to us at our principal executive offices (Ramaco Resources Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507) in accordance with the procedures described in our amended and restated bylaws. The Board will consider recommendations for the 2021 Annual Meeting of Shareholders if they are received on or after the close of business on February 26, 2021, but no later than the close of business on March 28, 2021.

Director Independence

The Board of Directors determined that Messrs. C. Lynch Christian III, Bruce E. Cryder, Patrick C. Graney, III and Richard M. Whiting are independent within the meaning of the listing standards for general independence of the NASDAQ Global Select Market.

Under the listing standards, the Audit Committee is required to be composed solely of independent directors. The standards for audit committee membership include additional requirements under rules of the Securities and Exchange Commission (the “SEC”). The Board has determined that all of the members of the audit committee meet the applicable independence requirements.

On February 18, 2020, as a result of issuances of restricted stock approved by the Committee, the ownership of the Company’s common stock held collectively by funds managed by Yorktown Partners LLC fell below 50%, and the Company ceased to qualify as a “controlled company” within the meaning of the NASDAQ corporate governance requirements.  Accordingly, the Company will comply with the phase-in schedule as provided by NASDAQ Rule 5615(c), including the requirement to establish fully independent committees and a majority of independent directors on the Board of Directors within one year of the loss of “controlled company” status.  The Company’s audit committee is currently comprised solely of independent directors, and the Company’s compensation committee is currently comprised of a majority of independent directors.

Code of Conduct and Financial Code of Ethics

Our Code of Conduct and Financial Code of Ethics provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Conduct and Financial Code of Ethics are available on our Internet website, www.ramacoresources.com.

We intend to post on our website any amendments to, or waivers of, any provision of the Code of Conduct or Financial Code of Ethics to the extent applicable to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer or that relates to any element of the SEC’s definition of a “code of ethics.”

Conflicts of Interest and Related-Party Transactions

The Audit Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our senior officers, directors or other “related persons” under Item 404(a) of the SEC’s Regulation S-K and in accordance with our Related Persons Transactions Policy.

Our Code of Conduct provides that all directors, officers and other employees should avoid actual conflicts of interest as well as potential conflicts of interest, and our Financial Code of Conduct, applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers, similarly obligates those employees to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Any questionable situation is required to be disclosed to an employee’s direct supervisor or the Chief Compliance Officer, which is currently our Chief Financial Officer.

Pursuant to our Code of Conduct and our Related Persons Transactions Policy, the Board has delegated to the Audit Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving senior officers or directors of the Company or other related persons under the applicable rules of the SEC. Our Code of Conduct requires that (i) each director and officer shall promptly disclose to the Chief Compliance Officer any potential conflicts of interest he (or a member of such person’s immediate family) may have with respect to any matter involving the Company and, if appropriate, recuse himself from any discussions or decisions on any of these matters, and (ii) the Chief Compliance Officer shall promptly advise the Audit Committee and the Chief Executive Officer of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself from any discussions or decisions on any of these matters.

In accordance with our Related Persons Transactions Policy, in determining whether to approve or ratify a related-party transaction, the Committee will take into account, among other factors it deems appropriate: (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the benefits to the Company and the related person, (3) the extent of the related person’s interest in the transaction, (4) the nature of the interest of the related person and (5) whether the transaction may involve a conflict of interest.

Policy with Respect to Hedging Transactions

We have not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. As such, our employees, officer, directors or their designees are generally permitted to engage in these transactions.

Board Leadership

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our Board believes it is in our best interests to make that determination based on our position and direction and membership of the Board. Currently, the position of Chief Executive Officer and Chairman are separate, with Randall W. Atkins serving as Chairman of the Board and Michael D. Bauersachs serving as the Chief Executive Officer.

The Board believes that separating these roles allows the Chief Executive Officer the opportunity to focus on running our business and managing the day-to-day challenges, while providing the Board the opportunity to benefit from the Chairman’s ability to support the other members of the Board and work closely with the other members of the executive team.

The Board’s Role in Risk Oversight

The Board of Directors is actively involved in the oversight of risks that could impact Ramaco Resources, and risk oversight is the responsibility of the full Board. The Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

Throughout the year, the full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. The Board reviews include litigation and other legal matters, regulatory developments, budget and policy, and industry and economic developments. In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on specific key areas of risk:

•	the Audit Committee oversees the management of financial risks;
•	the Compensation Committee oversees the management of risks relating to our employee compensation plans and arrangements; and
•	the Environmental, Health and Safety Committee oversees the management of risks relating to our environmental, health and safety policies, programs and initiatives.

Director Attendance

Last year, the Board met four times, and the standing committees met a total of nine times. Each director attended more than 75% of the meetings (in person or by telephone) of the Board of Directors and each of the committees on which he served in 2019.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. Messrs. Michael D. Bauersachs, Trent Kososki,  Bryan H. Lawrence, Peter Leidel and Tyler Reeder do not serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this Amended Proxy Statement, as well as the number of meetings each committee held during 2019:

Director	Audit Committee	Compensation Committee	Environmental, Health and Safety Committee
Randall W. Atkins		X
C. Lynch Christian, III	X		X
Bruce E. Cryder	X		X*
Patrick C. Graney, III	X	X*	X
W. Howard Keenan, Jr.(1)		X
Richard M. Whiting	X*	X	X
Number of Meetings Held in 2019	6	2	1
(1)

Mr. Keenan’s service on our Board ended on June 25, 2019 when he did not stand for reelection at our 2019 Annual Meeting of Shareholders, and as a result did not attend all meetings of the compensation committee held in 2019.

* Denotes Chairperson

AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

•the integrity of the financial reports and other financial information provided by us to the public or any governmental body;

•our compliance with legal and regulatory requirements;

•our systems of internal controls over financial reporting;

•the qualifications and independence of our independent auditors;

•our auditing, accounting and financial reporting processes generally; and

•the performance of such other functions as the Board may assign from time to time.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent auditors and to approve all audit engagement fees and terms. The Audit Committee’s report is on page 27.

The Board of Directors has determined that Mr. Whiting is an audit committee financial expert within the meaning of the regulations of the SEC, and that each member of the Audit Committee is independent for purposes of serving on such committee under the Nasdaq listing standards and applicable federal law.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to assist the Board in fulfilling its oversight responsibility for:

•our executive and director compensation; and

•the administration of our stock incentive plans.

The Board of Directors has determined that Mr. Graney meets the independence requirements applicable to the Compensation Committee under the Nasdaq rules. In addition, the Board determined that Mr. Graney is a “non-employee director” in accordance with Rule 16b‑3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE

The primary responsibilities of the Environmental, Health and Safety Committee are to assist the Board in fulfilling its oversight responsibility for our environmental, health and safety policies, programs and initiatives.

Executive Sessions of the Board

The small size of the Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. On occasion, the Board will hold separate meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director.

Determining Executive and Director Compensation

The Compensation Committee of the Board is responsible for determining executive and director compensation. For executive officers other than the Chief Executive Officer and Executive Chairman, the Compensation Committee receives and reviews reports and recommendations from the Chief Executive Officer and Executive Chairman regarding the performance and recommended compensation of the other executive officers of the Company, and the Compensation Committee recommends to the Board the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. The Chief

Executive Officer and Executive Chairman may be present during Compensation Committee discussions evaluating and setting the compensation levels of the Company’s executive officers other than themselves, but they may not vote on such deliberations.

In 2019, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant within the meaning of the rules of the SEC and Nasdaq. Meridian was engaged by the Compensation Committee pursuant to the authority delegated under its charter and serves at the direction of the Compensation Committee. At the request of the Compensation Committee, Meridian provided an assessment of the competitiveness of our executive compensation program and independent director compensation as compared with our competitors, and our Compensation Committee used this assessment as one of several factors in approving target levels of compensation for each executive officer and independent director.

Compensation Committee Interlocks and Insider Participation

During 2019, Messrs. Atkins and Bauersachs served on the board of directors or compensation committee of a company that had an executive officer that served on our Board of Directors. Further, these same two persons, who are also members of our Board of Directors, were executive officers of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

Messrs. Atkins and Bauersachs served as executive officers and on the board of directors of Ramaco Coal, LLC. For additional information please see “Related Party Transactions—Historical Transactions with Affiliates.”

Shareholder Communications with Directors

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this Amended Proxy Statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Website Availability of Documents

Ramaco Resources’ Annual Report on Form 10‑K, the charters of the Audit Committee, Compensation Committee, and Environmental, Health and Safety Committee, the Code of Ethics and Financial Code of Conduct can be found on our website at www.ramacoresources.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this Amended Proxy Statement.

RELATED PARTY TRANSACTIONS

Shareholders Agreement

In connection with our initial public offering, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with Yorktown Energy Partners IX, L.P. (“Yorktown IX”), Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (collectively, “Yorktown”), Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP and ECP Mezzanine B (Ramaco IP), LP (collectively, “ECP”), Randall Atkins and Michael Bauersachs. Summaries of certain material terms of the Shareholders’ Agreement are set forth below.

Among other things, the Shareholders’ Agreement provides Yorktown and ECP with the right to designate a number of nominees (each Yorktown nominee, a “Yorktown Director” and each ECP nominee, an “ECP Director”) to our board of directors such that:

•	up to 5 directors of the Board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own at least 50% of the outstanding shares of our common stock;
•

up to 3 directors of the Board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own less than 50% but at least 25% of the outstanding shares of our common stock;

•

up to 2 directors of the Board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own less than 25% but at least 10% of the outstanding shares of our common stock;

•

up to 1 director of the Board is a Yorktown Director for so long as Yorktown and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of our common stock;

•	once Yorktown and its affiliates collectively own less than 5% of our common stock, Yorktown will not have any board designation rights;
•	up to 2 directors of the Board are ECP Directors for so long as ECP and its affiliates collectively beneficially own at least 10% of the outstanding shares of our common stock;
•	up to 1 director of the Board is a ECP Director for so long as ECP and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of our common stock; and
•	once ECP and its affiliates collectively own less than 5% of our common stock, ECP will not have any board designation rights.

The designation rights of Yorktown and ECP are exercisable at the option of each of Yorktown and ECP and each of Yorktown and ECP may designate a number of directors to serve on our board of directors that is less than the number shown above (or none at all). The designation rights of ECP and Yorktown will terminate automatically as to each of Yorktown and ECP upon the later of (i) the time at which Yorktown or ECP, as applicable, no longer has the right to designate an individual for nomination to our Board of Directors under the Shareholders’ Agreement, and (ii) the time at which Yorktown and ECP cease to hold in aggregate at least 50% of the outstanding shares of our common stock. Additionally, the designation rights of Yorktown will terminate automatically upon Yorktown providing written notice to ECP and the Company.

Pursuant to the Shareholders’ Agreement, we, Yorktown, ECP, Randall Atkins and Michael Bauersachs are required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by Yorktown and ECP. Messrs. Leidel and Lawrence are the current Yorktown Directors and Messrs. Reeder and Kososki are the current ECP Directors.

The rights granted to Yorktown and ECP to designate directors are additive to and not intended to limit in any way the rights that Yorktown, ECP or any of their affiliates may have to nominate, elect or remove our directors under the Delaware General Corporation Law.

As disclosed in the Stock Ownership table below, Yorktown owned 48.6% and ECP owned 13.2%  of Ramaco Resources’ common stock as of April 27, 2020.

Historical Transactions with Affiliates

Ramaco Coal, LLC and its subsidiaries lease or sublease numerous properties to our subsidiaries. We believe these agreements are on terms which would be obtained on an arm’s length basis for similar transactions. Other than Knox Creek, those properties constitute most of the land we currently control in connection with our business operations. The terms and conditions of those agreements are summarized below.

Yorktown IX, Randall Atkins and Michael Bauersachs are the sole owners of Ramaco Coal, LLC. Given certain common ownership between Ramaco Coal, LLC and us and the complex contractual obligations under the following documents, conflicts could arise between us and Ramaco Coal, LLC and Yorktown, ECP, Randall Atkins and Michael Bauersachs. In addition, a conflict may arise which could adversely affect the interests of our stockholders, including, without limitation, conflicts involving compliance with payment and performance obligations under existing leases, and negotiation of the terms of and performance under additional leases we may enter into with Ramaco Coal, LLC or its subsidiaries or affiliates in the future.

Elk Creek

By lease dated August 20, 2015, RAMACO Central Appalachia, LLC (“RCA”) leased to RAMACO Resources, LLC (“Resources”) some, but not all, of its coal and surface interests owned in fee in and around the Elk Creek property. The initial term of this lease is 12 years and expires on August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when Resources pays to RCA its first payment of minimum monthly royalty (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises. Resources is obligated to pay RCA (i) the greater of $2.50, or seven percent (7.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the underground mining method, (ii) the greater of $3.00, or eight percent (8.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the surface or strip mining method, and (iii) the greater of $3.50, or nine percent (9.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the highwall or auger mining method (in each case, the “Production Royalty”). In addition to the Production Royalty, Resources is obligated to pay RCA certain minimum royalty payments (in each case, the “Minimum Royalty”). Each month, Resources shall pay to RCA $41,667 as minimum royalty until Resources has paid 24 of such minimum royalty payments and, thereafter, shall pay $166,667 as minimum royalty. Minimum monthly royalty payments are fully recoupable from Production Royalty payments. Further, Resources paid or shall pay Baisden Vaughan, Inc. (i) $200,000 on or before Sept. 11, 2016, Sept. 11, 2017, Sept. 11, 2018, and Sept. 11, 2019, respectively (collectively, the “Annual Baisden-Vaughan Payments”), and (ii) after Resources has mined and sold more than 700,000 tons of coal on, in, or under the real property (the “Base Tonnage”) conveyed by that certain Special Warranty Deed, dated Sept. 11, 2013 by and between Baisden-Vaughan, Inc. and RCA (the “Baisden-Vaughan Tract”), an overriding royalty equal to one percent (1.0%) of the gross selling price for each ton of coal mined and sold from the Baisden-Vaughan Tract in excess of the Base Tonnage until Resources has mined 1,400,000 tons of coal on, in, or under the Baisden-Vaughan Tract (the “Threshold Tonnage”) and, thereafter, an overriding royalty equal to one and one half percent (1.5%) of the gross selling price for each ton of coal mined and sold from the Baisden Vaughan Tract in excess of the Threshold Tonnage (collectively, “Baisden-Vaughan Overriding Royalty Payments”). Resources may deduct such Baisden-Vaughan Overriding Royalty Payments from the Production Royalty, and credit such Annual Baisden-Vaughan Payments against the Minimum Royalty.

By surface rights lease dated August 20, 2015, RCA leased to the Company surface interests in and around the Elk Creek property for construction and maintenance of a coal preparation plant, impoundments and related preparation facilities. RCA also grants the Company the non-exclusive right to use roads located on the premises. The initial term of this lease is 12 years and expires on August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when the Company pays to RCA its first payment of Base Rent (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises and all surrounding properties that can be mined in connection with the premises. The Company is obligated to pay RCA certain throughput payments (the “Base Throughput Payments”) of one half of one percent (0.5%) per ton of coal mined and sold from properties other than the Elk Creek property. The Company is also obligated to pay RCA certain supplemental throughput payments (the “Supplemental Throughput Payments” and, together with the Base Throughput Payments, the “Aggregate Throughput Payments”) on a portion of the Elk Creek property (the “Supplemental Throughput Lands”) equal to the following: (i) for each ton of coal mined in, on, or under the Supplemental Throughput Lands from the Lower Cedar Grove “A” seam of coal and all seams above the Lower Cedar Grove “A” seam of coal, (A) by underground mining methods, the greater of $0.25, or two and one half of one percent (2.5%) of the gross selling price, (B) by surface mining methods, the greater of $0.50, or three and one half of one percent (3.5%) of the gross selling price, or (C) by highwall or auger mining methods, the greater of $1.25, or four and one half of one percent (4.5%) of the gross selling price, and (ii) for each ton of coal mined on, in, or under the Supplemental Throughput Lands from all seams of coal below the Lower Cedar Grove “A” seam of coal, (A) by underground mining methods, the greater of $0.25, or one and one half of one percent (1.5%) of gross selling price, (B) by surface mining methods, the greater of $0.25, or two and one half of one percent (2.5%) of the gross selling price, or (C) by highwall or auger mining methods, the greater of $0.75, or three and one half of one percent (3.5%) of gross selling price. In addition to the Aggregate Throughput Payments, the Company is obligated to pay certain Base Rent payments to RCA. Each month, the Company shall pay to RCA $41,667 as Base Rent until the Company has paid 24 of such Base Rent payments and, thereafter, shall pay $83,333 as Base Rent for each month. Base Rent payments are fully recoupable from the Aggregate Throughput Payments, except for the first $50,000 in Base Rent payments made by the Company which are not recoupable from the Aggregate Throughput Payments in any way whatsoever.

By sublease dated August 19, 2015, RCA subleased to the Company all of its rights under two leases with WPP LLC, the “Ritter Lease” and the “CSX Minerals Lease.” The initial term of the sublease is five years and may be renewed in five-year increments until exhaustion of the mineable and merchantable coal located on the subleasehold premises. To the extent that this sublease applies to the CSX Minerals Lease premises, the Company shall pay (i) a tonnage royalty equal to (A) the greater of $2.25, or four and one half of one percent (4.5%) of the gross selling price, for each ton of coal mined from the Lower Cedar Grove “A” seam and all seams above the Lower Cedar Grove “A” seam, and (B) the greater of $2.75, or five and one half of one percent (5.5%) of the gross selling price, for each ton of coal mined from all seams below the Lower Cedar Grove “A” seam; (ii) a wheelage fee for all coal mined from lands not owned and controlled by Lessor as of April 1, 2012 equal to (A) the greater of $0.25, or 0.375% of the gross selling price, for each such ton of coal, or (B) the greater of $0.25, or 0.5% of the gross selling price, for each such ton of coal; and (iii)(A) a minimum royalty in advance, for each lease year through the lease year ending on March 30, 2017, equal to $50,000, and (B) for each lease year thereafter, a minimum royalty in advance equal to $75,000. Advance minimum royalties paid under this sublease that pertain to the CSX Minerals Lease may be recouped against future tonnage royalties paid pertaining to that lease during the next 5 lease years. To the extent that this sublease applies to the Ritter Lease premises, the Company shall pay (i) a tonnage royalty equal to (A) the greater of $2.25, or four and one half of one percent (4.5%) of the gross selling price, for each ton of coal mined from the Lower Cedar Grove “A” seam and all seams above the Lower Cedar Grove “A” seam, and (B) the greater of $2.75, or five and one half of one percent (5.5%) of the gross selling price, for each ton of coal mined from all seams below the Lower Cedar Grove “A” seam; (ii) a wheelage fee for all coal mined from lands not owned and controlled by Lessor as of April 1, 2012 equal to (A) the greater of $0.25, or 0.375% of the gross selling price, for each such ton of coal, or (B) the greater of $0.25, or 0.5% of the gross selling price, for each such ton of coal; and (iii)(A) a minimum royalty in advance, for each lease year through the lease year ending on December 31, 2017, equal to $30,000 and (B) for each lease year thereafter, a minimum royalty in advance equal to $50,000. Advance minimum royalties paid under this sublease that pertain to the Ritter Lease may be recouped against future tonnage royalties paid pertaining to that lease during the next 5 lease years.

In addition to the foregoing agreements concerning the Elk Creek property, RCA and Resources entered into a mutual cooperation agreement, dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property adjacent to or contiguous with the Elk Creek property, or which is reasonably possible to mine in connection with the Elk Creek property. RCA granted Resources (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RCA in and around the Elk Creek property on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Elk Creek property that are owned and/or leased by RCA in which RCA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, Resources granted RCA (i) the option, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Elk Creek property, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Elk Creek property that are owned and/or leased by Resources in which Resources has received a bona fide offer to purchase such property from a third party.

Berwind

By Sublease dated August 20, 2015, RCA subleased to Resources all of its rights under its lease with Berwind. The initial term of the Sublease is five years and may be renewed in five year increments until exhaustion of the mineable and merchantable coal located on the subleasehold premises. Under this sublease, Resources is obligated to pay Berwind Production Royalty equal to (i) the greater of $4.50 or 6.0% of the gross selling price for each ton of coal mined from the Pocahontas No. 4 seam and all splits thereof on, in, or under the subleasehold premises, (ii) the greater of $3.50 or 5.5% of the gross selling price for each ton of coal mined from the Pocahontas No. 3 seam and all splits thereof on, in, or under the subleasehold premises, and (iii) the greater of $3.00 or 5.0% of the gross selling price for each ton of coal mined from the Squire Jim seam and all splits thereof on, in, or under the subleasehold premises. In addition, Resources owes Berwind a minimum annual royalty in advance equal to $50,000 per year in lease years 1 and 2, $100,000 per year in lease years 3, 4, and 5 and $250,000 per year in lease years 6 and beyond. Resources also owes Berwind a customary wheelage fee equal to 0.5% of the gross sales price of coal mined elsewhere but transported over, under, across or through the lease premises. Under the sublease from RCA to us, we are further obligated to pay RCA a small overriding royalty payment, to which Berwind has agreed, which still reflects an aggregate royalty rate consistent with customary market royalty rates for deep mining. Finally, Resources may recoup $2 million against future Production Royalty payments to Berwind arising from a bonus payment made by RCA upon execution of its lease from Berwind; provided, however, such bonus payment may be recouped against future Production Royalty payments to Berwind at a rate equal to 25% of Production Royalty in excess of the annual minimum royalty.

In addition to the foregoing, RCA and Resources entered into a mutual cooperation agreement dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property adjacent to or contiguous with the Berwind property, or which is reasonably possible to mine in connection with the Berwind property. RCA granted Resources (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RCA in and around the Berwind property on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Berwind property that are owned and/or leased by RCA in which RCA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, Resources granted RCA (i) the option, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Berwind property, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Berwind property that are owned and/or leased by Resources in which Resources has received a bona fide offer to purchase such property from a third party.

RAM Mine

By amended and restated lease dated August 20, 2015, RAMACO Northern Appalachia, LLC (“RNA”) and RAM Farms, LLC (“RF”) leased their coal and surface rights, respectively, in and around the RAM Mine property to RAM Mining, LLC. The initial term of this lease is 12 years and expires on August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when RAM pays to RNA its first payment of Minimum Monthly Royalty (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises. RAM is required to pay RNA a tonnage royalty equal to the greater of $2.50 or 5.0% of the gross selling price for each ton of coal mined in, on, or under the premises and sold. In addition to the foregoing tonnage royalty payments, RAM is obligated to pay certain minimum annual royalty payments to RNA and certain surface rentals to RF. Each year, RAM shall pay to RNA $100,000 as minimum annual royalty which is fully recoupable against future tonnage royalty due under the lease, and shall pay to RF $12,000 as surface rental which is not recoupable against future tonnage royalty due under this lease. After RAM obtains all necessary permits, consents and other governmental authorizations to conduct coal mining operations on the RAM Mine property, the annual minimum royalty payment due to RNA shall increase from $100,000 to $500,000. This is expected to occur in 2020. In addition, RAM must pay to some of RNA’s predecessors-in-interest overriding royalty payments equal to $0.50 per ton of coal mined from the premises and a $1,250,000 bonus payment upon obtaining all governmental consents, permits and authorizations necessary to commence mining operations on the premises. Finally, RAM is obligated to pay RNA a wheelage fee equal to 0.5% of the gross sales price of coal mined elsewhere but transported under, over, across or through the leasehold premises.

In addition to the foregoing, RNA and RAM entered into a mutual cooperation agreement, dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property that is located in the Commonwealth of Pennsylvania and contains coal or mining rights. RNA granted RAM (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RNA in Commonwealth of Pennsylvania, on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Commonwealth of Pennsylvania that are owned and/or leased by RNA in which RNA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, RAM granted RNA (i) the option, for a period of three years, to purchase properties owned and/or leased by RAM in the Commonwealth of Pennsylvania, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by RAM in Commonwealth of Pennsylvania that are owned and/or leased by RAM in which RAM has received a bona fide offer to purchase such property from a third party.

Services Agreement

Under a mutual services agreement,  dated December 22, 2017 but effective as of March 31, 2017, the Company and Ramaco Coal, LLC agreed to share the services of certain of each company’s employees. Each party will pay the other a fee on a quarterly basis for such services calculated as the annual base salary of each employee providing services multiplied by the percentage of time each employee spent providing services for the other party. The services will be provided for 12‑month terms, but may be terminated by either party at the end of any 12‑month term by providing written notice at least 30 days prior to the end of the then-current term.

Corporate Guarantees

Pursuant to a corporate guaranty dated August 20, 2015, Ramaco Coal, LLC absolutely and unconditionally guaranteed to Ramaco Development, LLC (“Ramaco Development”) the performance of RAM Mining, LLC, RNA, RF and RCA under each of the agreements listed above in this section entitled “Historical Transactions With Affiliates” (collectively, the “Mining Agreements”).

Pursuant to a corporate guaranty dated August 20, 2015, Ramaco Development absolutely and unconditionally guaranteed to Ramaco Coal, LLC the performance of RAM and Resources under the Mining Agreements.

Indemnification Agreement

Pursuant to an Indemnification Agreement dated August 20, 2015, by and between Ramaco Coal, LLC and Ramaco Development, Ramaco Development agreed to indemnify and hold harmless Ramaco Coal, LLC for obligations arising under or in connection with those certain permits, consents, agreements and other governmental authorizations identified therein.

DIRECTOR COMPENSATION

The Compensation Committee of the Board oversees fee levels and other elements of compensation for Ramaco Resources’ directors.

Messrs. Cryder, Whiting, Christian and Graney receive a monthly retainer of $10,416.67 in the form of cash and a $20,000 annual cash payment for service on Board committees, as well as discretionary grants of restricted stock. All members of the Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.

Messrs. Cryder, Whiting and Graney were each granted a restricted stock award on January 29, 2019 under the Ramaco Resources, Inc. Long-Term Incentive Plan of 14,625 shares of common stock, which shares fully vested on December 31, 2019.

Director Compensation Table

The table below and the narrative in the footnote provide compensation amounts for our non-employee directors for 2019 as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Director Compensation” discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Bruce E. Cryder	145,000	80,000	225,000
Richard M. Whiting	145,000	80,000	225,000
Patrick C. Graney, III	145,000	80,000	225,000
C. Lynch Christian, III (2)	65,500	71,663	137,163
W. Howard Keenan, Jr.(3)	0	0	0
Trent Kososki	0	0	0
Bryan H. Lawrence	0	0	0
Tyler Reeder	0	0	0

(1)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Each independent director then in office as of January 29, 2019 received an annual value-based stock award under our Ramaco Resources, Inc. Long-Term Incentive Plan in 2019. The Board determined a cash value for each award, as of the grant date, of $80,000, resulting in a stock award of 14,625 shares of common stock for each independent director. The grant date fair value of the awards, based on the market price of our common stock on the NASDAQ Global Select Market on that date, was $5.47 per share.

(2)	Mr. Christian’s service on our Board began on June 25, 2019.
(3)	Mr. Keenan’s service on our Board ended on June 25, 2019 when he did not stand for reelection at our 2019 Annual Meeting of Shareholders.

STOCK OWNERSHIP

The following table shows stock ownership of (a) each person who is known to us to own beneficially more than 5% of Ramaco Resources’ common stock, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and (b) each director or nominee for director, the Chief Executive Officer, the Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our executive officers and directors as a group. Information for the executive officers and directors is given as of April 27, 2020 except as otherwise indicated. As of April 27, 2020, the Company had 42,713,347 shares of common stock issued, outstanding, and eligible to vote. Beneficial ownership is determined in accordance with Rule 13d‑3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors or Named Executive Officers (as defined below), as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Ramaco Resources, Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507. The address for ECP is 51 John F Kennedy Parkway Suite 200, Short Hills, NJ 07078. The address for Yorktown is 410 Park Avenue, Suite 1900, New York, New York 10022

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)%
Five Percent Stockholders:
Yorktown Energy Partners IX, L.P.(3)	11,471,525	26.9%
Yorktown Energy Partners X, L.P.(4)	3,692,881	8.6%
Yorktown Energy Partners XI, L.P.(5)	5,587,127	13.1%
Energy Capital Partners Mezzanine Opportunities Fund A, LP(6)	4,423,181	10.4%
Directors and NEOs:
Randall W. Atkins(7)	3,126,963	7.3%
Michael D. Bauersachs(8)	3,185,340	7.5%
Christopher L. Blanchard	360,876	*
Jeremy Sussman	268,326	*
Bruce E. Cryder	84,301	*
Bryan H. Lawrence(9)	20,751,533	48.6%
Peter Leidel(9)	20,751,533	48.6%
Richard M. Whiting	80,456	*
Patrick C. Graney, III	142,456	*
Tyler Reeder(10)	5,631,349	13.2%
Trent Kososki(10)	5,631,349	13.2%
C. Lynch Christian III	44,037	*
Jason T. Fannin	49,020	*
John C. Marcum	86,107	*
All directors and executive officers as a group (13 persons)	33,810,764	79.2%

*Represents less than 1%

(1)

Pursuant to Rule 13d‑3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(2)

The number of shares beneficially owned by each person or group as of April 27, 2020 includes shares of common stock that such person or group has the right to acquire within 60 days of April 27, 2020, including upon the exercise of options to purchase common stock or the vesting of restricted stock awards.

(3)

Number of shares based on a Schedule 13D filed with the SEC on May 29, 2019. Such filing indicates that Yorktown IX has shared voting power with respect to 11,471,525 shares and shared dispositive power with respect to 11,471,525 shares.  Yorktown IX Company LP is the sole general partner of Yorktown IX. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown IX. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown IX in excess of their pecuniary interest therein.

(4)

Number of shares based on a Schedule 13D filed with the SEC on February 21, 2017. Such filing indicates that Yorktown Energy Partners X, L.P. has shared voting power with respect to 3,692,881 shares and shared dispositive power with respect to 3,692,881 shares.  Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein.

(5)

Number of shares based on a Schedule 13D filed with the SEC on February 21, 2017. Such filing indicates that Yorktown Energy Partners XI, L.P. has shared voting power with respect to 5,587,127 shares and shared dispositive power with respect to 5,587,127 shares.  Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein.

(6)

Number of shares based on a Schedule 13D filed with the SEC on June 2, 2017. Such filing indicates that Energy Capital Partners Mezzanine Opportunities Fund A, LP has shared voting power with respect to 4,423,181 shares and shared dispositive power with respect to 4,423,181 shares.

(7)	Includes options to purchase 468,712 shares of common stock.
(8)	Includes options to purchase 468,712 shares of common stock.
(9)

Because of the relationship of Messrs. Lawrence and Leidel to Yorktown IX, Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (the “Yorktown Funds”), Messrs. Lawrence and Leidel may be deemed indirect beneficial owners of the 20,751,533 shares of common stock owned by the Yorktown Funds. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of the common stock owned by the Yorktown Funds but they disclaim beneficial ownership of such shares.

(10)

Because of the relationship of Messrs. Reeder and Kososki to Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP and ECP Mezzanine B (Ramaco IP), LP. (the “ECP Funds”), Messrs. Reeder and Kososki may be deemed indirect beneficial owners of the 5,631,349 shares of common stock owned by the ECP Funds. Pursuant to applicable reporting requirements, Messrs. Reeder and Kososki are reporting indirect beneficial ownership of the entire amount of the common stock owned by the ECP Funds but they disclaim beneficial ownership of such shares.

EXECUTIVE OFFICERS

Name and Principal Position	Age	Position
Randall W. Atkins	67	Executive Chairman, Director and Chairman of the Board
Michael D. Bauersachs	55	President, Chief Executive Officer and Director
Jeremy R. Sussman	37	Chief Financial Officer
John C. Marcum	55	Chief Accounting Officer
Christopher L. Blanchard	45	Chief Operating Officer

Biographical information for Messrs. Atkins and Bauersachs is set forth in this Amended Proxy Statement under the heading “Item 1: Election of Directors.”

Jeremy R. Sussman. Jeremy R. Sussman has served as our Chief Financial Officer since May 2019. Mr. Sussman has an extensive knowledge of the coal industry through his work over many years as one of the leading mining industry analysts on Wall Street. Most recently, Mr. Sussman served as Managing Director – Mining and Metals at Clarksons Platou Securities (“Clarksons”). Mr. Sussman had worked at Clarksons since April 2013.  Prior to that Mr. Sussman had worked as a research analyst focusing on the coal space in a variety of other sell-side and buy-side firms. Mr. Sussman graduated from Georgetown University’s McDonough School of Business in 2005.

John C. Marcum. John C. Marcum has served as our Chief Accounting Officer since July 2, 2019. Prior to joining Ramaco in 2018 as Controller, Mr. Marcum served as Vice President of Accounting for Alpha Natural Resources. Mr. Marcum previously held a variety of accounting and finance management positions with Massey Energy, Magnum Coal, and Arcelor Mittal Princeton Mining. Mr. Marcum holds a B.B.A. in Accountancy from Marshall University and an M.B.A. from Morehead State University.

Christopher L. Blanchard. Chris Blanchard has served as our Chief Operating Officer since December 2017. Mr. Blanchard previously served as an independent contractor to the Company through his company. Prior to that he served as Vice President – Operations and Development for Cutlass Collieries, LLC, a Cline Group Company, in Nova Scotia, Canada, and as the Director of Operations Support for an Alpha Natural Resources subsidiary. Mr. Blanchard was previously President of a subsidiary of Massey Energy Company operating the Upper Big Branch mine in April 2010 at the time of an explosion. Mr. Blanchard was not charged in connection with the incident. Mr. Blanchard received his Bachelor of Science in Mining Engineering from Virginia Polytechnic Institute. Mr. Blanchard also holds a M.B.A. from the University of Charleston and a Master of Science in Systems Engineering from Missouri University of Science and Technology.

EXECUTIVE COMPENSATION TABLES

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our “Named Executive Officers” or “NEOs.” The following tables show compensation information for our NEOs for the two-year period ended December 31, 2019.

Summary Compensation Table for 2019

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Other(4) ($)	Total ($)
Randall W. Atkins	2019	500,000	425,000	1,273,991	—	11,200	2,210,191
Executive Chairman, Director and Chairman of the Board	2018	425,000	425,000	1,000,000	—	11,000	1,861,000
Michael D. Bauersachs	2019	500,000	425,000	1,273,991	—	11,200	2,210,191
President, Chief Executive Officer and Director	2018	425,000	425,000	1,000,000	—	10,942	1,860,942
Christopher L. Blanchard	2019	350,000	225,000	531,523	—	11,200	1,117,723
Chief Operating Officer	2018	275,000	225,000	625,000	—	11,000	1,136,000

(1)	Bonus compensation represents the aggregate amount of the annual cash bonuses earned by each Named Executive Officer for the applicable fiscal year.
(2)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10‑K, filed with the SEC on February 20, 2020.

(3)	No stock options were granted during 2019 or 2018.
(4)	Other represents the employer contributions to the Named Executive Officer’s 401(k).

Narrative Disclosure to the Summary Compensation Table

For 2019, the principal elements of compensation provided to the Named Executive Officers were base salaries, cash bonuses and awards of our common stock.

Base Salary. Base salaries for our Named Executive Officers during 2019 were generally set at levels deemed by the Board of Directors as necessary to attract and retain qualified individuals with superior talent commensurate with their relative expertise and prior experience. When establishing the base compensation for our Named Executive Officers during 2019, the Board of Directors specifically considered our stage of development at that time as well as each of our Named Executive Officers’ duties and responsibilities.

Annual Cash Bonus. Annual cash bonuses are used to motivate and reward our Named Executive Officers. For fiscal year 2019, the annual cash bonuses were discretionary and were determined by our Compensation Committee, after considering both individual and Company performance. Various considerations, such as Company EBITDA, safety and individual performance, were used in determining the annual cash bonuses for our Named Executive Officers in respect of the 2019 fiscal year.

Stock Awards. Grants of restricted stock were made to our Named Executive Officers on January 29, 2019 and December 10, 2019, which awards will vest on June 30, 2022, subject to the continued service of such Named Executive Officer. The Company believes that the stock awards are an appropriate reward for the Company’s continued growth and expansion and further align the interests of Messrs. Atkins, Bauersachs and Blanchard with the long-term interests of the Company’s stockholders.

Outstanding Equity Awards At Fiscal Year-End 2019

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2019. The closing stock price on the NASDAQ Global Select Market on December 31, 2019 was $3.58.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(1)
Randall W. Atkins	468,712	—	5.34	08/31/2026	497,228	1,780,076
Michael D. Bauersachs	468,712	—	5.34	08/31/2026	492,258	1,780,076
Christopher L. Blanchard	—	—	—	—	138,269	495,003

(1)	Outstanding stock awards will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Atkins	Bauersachs	Blanchard
6/28/2017	Stock Award	6/30/2020	137,457	137,457	—
1/31/2018	Stock Award	6/30/2021	124,378	124,378	40,423
1/29/2019	Stock Award	6/30/2022	228,520	228,550	95,980
12/10/2019	Stock Award	6/30/2022	6,873	6,873	1,866

Potential Payments upon Change in Control or Termination

On April 27, 2020, our Compensation Committee adopted the Ramaco Resources, Inc. Change in Control and Severance Plan (the “Severance Plan”).  The Severance Plan provides for severance benefits to our Named Executive Officers and other selected officers who enter into participation agreements under the Severance Plan, and who are not parties to any separate individual agreement providing for severance benefits upon a termination of employment or change in control benefits (other than as provided in an equity award agreement).

Severance benefits are determined based on a participant’s “tier” and whether the qualifying termination of employment occurs during the period beginning 90 days before and ending 24 months after the date of a change in control (the “protected period”).  Our Executive Chairman and our Chief Executive Officer are designated as tier 1 participants, and our other executives are designated as tier 2 participants.

If a participant is terminated without cause by us at a time other than within the protected period, the participant will be entitled to receive:

•

a lump sum cash payment equal to (i) the sum of (A) the participant’s base salary plus (B) the greater of (x) such participant’s target bonus under our annual bonus plan for the year of termination and (y) the average annual bonus paid to such participant for the past three calendar years preceding the year of termination, multiplied by (ii) 2.0 in the case of a tier 1 or tier 2 participant, or multiplied by 1.0 in the case of a tier 3 participant (the “Severance Multiple”);

•	a lump sum cash payment equal to a prorated portion of the participant’s target bonus for the year in which the termination occurs;
•	accelerated vesting of time-based equity or equity-based awards;
•

subject to the participant’s election, continued medical, dental and vision coverage under COBRA at a monthly premium cost to the participant that is no greater than the cost paid by the participant immediately prior to his or her termination, for a period of up to 18 months; and

•

a lump sum cash payment equal to the employer matching contribution that would be made by us under the terms of our 401(k) plan as if the participant had elected to contribute the maximum amount allowable into our 401(k) plan over a period of 24 months.

In addition, if a participant is terminated involuntarily by us without cause during the protected period, or the participant resigns his or her employment for good reason during the protected period, then the participant will be entitled to receive the same severance benefits summarized above, except that the Severance Multiple increases to 2.5 in the case of tier 1 and tier 2 participants, and to 1.5 in the case of tier 3 participants.

Benefits under the Severance Plan are subject to the participant’s execution of an effective release of claims and compliance with certain restrictive covenants, including non-competition and non-solicitation restrictions that apply for 12 months after termination.

On August 31, 2016, stock options were granted to Messrs. Atkins and Bauersachs under our predecessor Ramaco Development’s 2016 Membership Unit Option Plan. The options granted to Messrs. Atkins and Bauersachs vested in full and were converted into options under our Long-Term Incentive Plan in connection with our initial public offering.

Our Long-Term Incentive Plan provides that in the event of a change in control or other changes in us or our common stock, the Board may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or stock appreciation right for no consideration if it has an exercise price or grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment, or (iv) make any other adjustments to awards that the Board deems appropriate to reflect the applicable transaction or event.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our Long-Term Incentive Plan as of December 31, 2019, the only equity compensation plan in effect as of December 31, 2019, which was approved by our existing shareholders prior to our initial public offering.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	973,424	$5.34	5,043,463

(1)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. The shares remaining available for issuance generally may be used for any of these types of awards.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Ramaco Resources. The Audit Committee is responsible for the appointment, compensation, retention, oversight and evaluation of the independent external audit firm retained to audit Ramaco Resources’ financial statements. Further description of the Audit Committee’s responsibilities is provided in the Audit Committee Charter available at www.ramacoresources.com.

The Audit Committee is composed of four directors, each of whom is independent as defined by the NASDAQ Global Select Market listing standards. The relevant experience and qualifications of the directors are set forth in director biographies included in this Amended Proxy Statement. After reviewing qualifications and evaluating independence and past performance, the Audit Committee retained the registered accounting firm of Briggs & Veselka Co. as the Company’s independent auditor (the “independent auditor”).

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditor a formal written statement describing all relationships between the independent auditor and its representatives and Ramaco Resources that might reasonably be thought to bear on the auditor’s independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the independent auditor any relationships that may impact the objectivity and independence of the independent auditor. The Audit Committee reviewed with the independent auditor the audit plans, audit scope and identification of audit risks. The Audit Committee discussed and reviewed with the independent auditor all communications and other matters required to be discussed by the applicable requirements of the PCOAB and the Securities and Exchange Commission (SEC), including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees).

The Audit Committee established a practice to meet at least once per year with the Compensation Committee and the Environment and Health and Safety Committee, currently charged with oversight of management’s response to the risks related to the Coronavirus and cyber security, to review the material issues before these Committee’s and the practices of the Committees in responding thereto, particularly as they relate to enterprise risk.

Management has the responsibility for the preparation of Ramaco Resources’ financial statements and for its internal controls and has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent auditor has the responsibility for the examination of those statements and the related audit of internal control over financial reporting. During 2019, the Audit Committee met six times with management and the independent auditor, including meetings to discuss the interim financial information contained in each quarterly earnings announcement prior to public release. The Audit Committee reviewed and discussed the audited financial statements of Ramaco Resources as of and for the fiscal year ended December 31, 2019, separately and together with management and the independent auditor. The Audit Committee also reviewed and discussed, separately and together with management and the independent auditor, management’s report on internal control over financial reporting and the independent auditor’s examination of and report on the quality and adequacy of Ramaco Resources’ internal financial controls and reporting and the testing of those controls.

Based on the above-mentioned review and discussions with management and the independent auditor, the Audit Committee recommended to the Board that Ramaco Resources’ audited financial statements for the fiscal year ended December 31, 2019, be included in its Annual Report on Form 10‑K for filing with the SEC.

Richard M. Whiting, Chairman
Patrick C. Graney, III
Bruce E. Cryder
C. Lynch Christian III

PRINCIPAL ACCOUNTING FIRM FEES

The Audit Committee of the Board has appointed Briggs & Veselka Co. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

The Company does not expect that representatives of Briggs & Veselka Co. will be present at the Annual Meeting.

Aggregate fees related to services provided to Ramaco Resources for the fiscal years ended December 31, 2019 and 2018 by Ramaco Resources’ principal accounting firm, Briggs & Veselka Co., are set forth below.

	Year Ended December 31,
	2019	2018
Audit fees(1)	$372,650	$317,900
Audit-related fees(2)	—	—
Total audit and audit-related fees	372,650	317,900
Tax fees	—	—
All other fees	—	—
Total fees	$372,650	$317,900

(1)

For 2019 and 2018, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements, statutory audits, attest services and regulatory filings.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

The Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided our independent registered public accounting firm.  The policy requires that all services our independent registered public accounting firm provides to us be pre-approved by the Audit Committee.  The Audit Committee approved all services provided by Briggs & Veselka Co. during 2019.

During 2019, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.

GENERAL INFORMATION

In accordance with the SEC’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Amended Proxy Statement and Annual Report on Form 10‑K for the year ended December 31, 2019 to you online with paper copies available, free of charge, upon request. On or about April 29, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable.

The Amended Proxy Statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for 2021 Annual Meeting

Any shareholder who intends to present a proposal at the 2021 Annual Meeting of  Shareholders and who requests inclusion of the proposal in Ramaco Resources’ Proxy Statement and form of proxy in accordance with SEC Rule 14a‑8 must file such proposal with us at our principal executive offices (Ramaco Resources Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507) no later than the close of business on December 30, 2020.  In the event the date of the 2021 Annual Meeting of Shareholders is more than 30 days before or after June 26, 2021, any nominations or proposals must be delivered to, or mailed and received at our principal executive offices not earlier than the 120th day before the date of the 2021 Annual Meeting of Shareholders and not later than the later of the 90th day prior to the 2021 Annual Meeting Shareholders or the close of business on the 10th day following the day on which the first public disclosure of the date of the 2021 Annual Meeting of Shareholders was made.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and any persons who own more than ten percent of our equity securities to file reports of ownership and changes in ownership with the SEC. All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports filed. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations of our officers and directors, during 2019, all Section 16(a) reports applicable to our officers and directors were filed on a timely basis except for the untimely filing of one Form 4 reporting one transaction for each of Messrs. Atkins, Bauersachs, Sussman, Blanchard, Windisch, Christian, Cryder, Graney and Whiting.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the Annual Report, this Amended Proxy Statement and notice may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Secretary either by calling (859) 244‑7455 or by mailing a request to Attn: Secretary, 250 West Main Street, Suite 1800, Lexington, Kentucky 40507. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report and this Amended Proxy Statement and notice. In addition, shareholders at a shared address who receive multiple

Notices of Internet Availability or multiple copies of Proxy Statements may request to receive a single Notice of Internet Availability or a single copy of Proxy Statements in the future in the same manner as described above.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our Annual Report on Form 10‑K containing our consolidated financial statements for the year ended December 31, 2019, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Randall W. Atkins Executive Chairman and Chairman of the Board	Michael D. Bauersachs President and Chief Executive Officer

May 8, 2020

You may attend the meeting via the Internet and vote during the meeting. You will need Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have John Sample 234567 1234567 NY 11717. 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of directors Nominees Randall W. Atkins For 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 01 02 Michael D. Bauersachs NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. 03 C. Lynch Christian, III 04 Bruce Cryder 05 Patrick C. Graney, III 06 Trent Kososki 07 Bryan H. Lawrence 08 Peter Leidel Investor Address Line 3 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000467224_1 R1.0.1.18 09 Tyler Reeder000 10 Richard M. Whiting 000 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Before the meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/25/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/METC2020 the 16-digit control number that is printed in the box marked by the arrow and follow the instructions VOTE BY PHONE - 1-800-690-6903 on 06/25/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 RAMACO RESOURCES, INC. 250 WEST MAIN STREET SUITE 1800 LEXINGTON, KY 40507 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2020 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com RAMACO RESOURCES, INC. Annual Meeting of Shareholders June 26, 2020 1:30 PM This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint (s) Richard M. Whiting as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to act and vote, as designated on the reverse side of this ballot, all of the shares of Common stock of RAMACO RESOURCES, INC. that the shareholder(s) is/are entitled to vote at the Virtual Annual Meeting of shareholder(s) to be held at 01:30 PM, ET on 6/26/2020, via live webcast at www.virtualshareholdermeeting.com/METC2020, and any adjournment or postponement thereof. Receipt of Notice-Proxy Statement dated April 29, 2020 is acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000467224_2 R1.0.1.18